Exhibit 4.10

EXECUTION COPY

STOCKHOLDERS AGREEMENT

OF

NEFF CORP.

This Stockholders Agreement (“Agreement”) is entered into as of June 3, 2005, by and among Neff Corp., a Delaware corporation (the “Company”), Iron Merger Partnership, a Delaware general partnership (“Iron”), New York Life Capital Partners II, L.P., a Delaware limited partnership (“NY Life Capital Partners”), New York Life Investment Management Mezzanine Partners, LP (“NY Life Mezzanine Partners”), NYLIM Mezzanine Partners Parallel Fund, LP (“NYLIM” and, together with NY Life Capital Partners and NY Life Mezzanine Partners, each individually, a “NY Life Investor” and together the “NY Life Investors”), DLJ Investment Partners II, L.P., DLJ Investment Partners, L.P., DLJIP II Holdings, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, the “Mezzanine Investors” and, together with the NY Life Investors, each individually, an “Other Stockholder,” and together, the “Other Stockholders”), Juan Carlos Mas (“JC Mas”), Juan Carlos Mas Holdings I, L.P. (“JC Mas Holdings” and JC Mas, collectively, the “Management Stockholder”). Iron, the Other Stockholders and the Management Stockholder, are each individually referred to herein as, a “Stockholder,” and together, the “Stockholders”. These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), between Iron Merger Sub, Inc. (“Merger Sub”), Iron and the Other Stockholders, Merger Sub has issued and sold to each of Iron and the Other Stockholders, and each of Iron and the Other Stockholders has purchased, the number of shares of Merger Sub’s common stock, par value $0.01 per share (“Merger Sub Common Stock”), on the terms and conditions set forth in the Subscription Agreement;

WHEREAS, concurrently with the execution of this Agreement, Merger Sub will consummate the transactions contemplated by that certain Recapitalization Agreement, dated as of April 6, 2005 (as amended, the “Recapitalization Agreement”), by and between Merger Sub and the Company, pursuant to which (i) Merger Sub shall merge with and into the Company (the “Merger”) and (ii) the outstanding shares of Merger Sub Common Stock shall be converted into such number of newly issued shares of Class A Common Stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the quotient of (x) the Merger Sub Capitalization (as defined in the Recapitalization Agreement) divided by (y) the Merger Consideration (as defined in the Recapitalization Agreement);

WHEREAS, JC Mas is the Chief Executive Officer of the Company;

WHEREAS, pursuant to the Recapitalization Agreement, as a result of the Merger, the Management Stockholder or Juan Carlos Mas Holdings I, L.P. will hold such number of shares of Common Stock (rounded to the nearest whole share) (the “Rollover Shares”) equal to (a) $8,000,000 divided by the Merger Consideration less (b) the number of shares of Common Stock subject to the CEO Option (as defined below); provided, that the number of

Rollover Shares shall be at least 5.1% of the sum of (x) the number of shares of Common Stock to be issued to the holders of Merger Sub Common Stock pursuant to Section 1.10 of the Recapitalization Agreement and (y) the Rollover Shares;

WHEREAS, the Company may hereafter issue to the Management Stockholder shares of Common Stock, as a result of the exercise by the Management Stockholder of outstanding, vested options granted to the Management Stockholder under the terms of the Company 1999 Stock Incentive Plan and the Company 1998 Stock Incentive Plan (the “CEO Option”) which were not cancelled at the Effective Time (as defined in the Recapitalization Agreement) pursuant to the terms of the Recapitalization Agreement;

WHEREAS, the Company has issued (or may hereafter issue) to the Management Stockholder shares of Common Stock, as a result of the exercise by the Management Stockholder of vested options to purchase Common Stock (such options collectively, “Vested Options”), which options were issued (or may hereafter be issued) to such Management Stockholder pursuant to the 2005 Stock Option Plan of Neff Corp. (the “Stock Option Plan”) or any other employee benefit, stock purchase or compensation plan hereafter adopted by the Board (provided, that for the avoidance of doubt the Vested Options shall not include the CEO Option);

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Stockholders of shares of Common Stock (including the Rollover Shares) owned as of the date hereof or any other shares of capital stock of the Company hereafter issued to or acquired by the Stockholders whether as a result of the exercise of Vested Options or the CEO Option or otherwise (such shares owned by the Stockholders as of the date hereof or hereafter issued to or acquired by the Stockholders, collectively, the “Restricted Shares”); and

WHEREAS, capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 16.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Sales to Third Parties.

(a)           Each of the Other Stockholders and the Management Stockholder (and their respective Permitted Transferees) hereby agrees that, until the fifth anniversary of the date of this Agreement, it shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, “Transfer”) any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board and which consent may be (i) withheld in the sole discretion of the Board or (ii) given subject to reasonable terms and conditions determined by the Board in its sole discretion. Any Transfer of Restricted Shares after the fifth anniversary of the date of this Agreement shall be subject to the provisions of Section 1(b). Each of the Other Stockholders and the Management Stockholder further agrees that in connection with any Transfer, the Other Stockholders or the Management Stockholder, as the case may be, shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of this Agreement or the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company shall be satisfied that the Transfer is not in violation of the securities laws of any state applicable to such Transfer. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

(b)           (i)            If at any time after the fifth anniversary of the date of this Agreement, any of the Other Stockholders, the Management Stockholder or any of their respective successors and assigns through Transfers permitted hereunder or otherwise (the “Selling Stockholders”) shall have received a bona fide offer or offers from a third party or parties to purchase any Restricted Shares which such Selling Stockholders desire to accept, prior to selling any Restricted Shares to the third party or parties, the Selling Stockholders shall deliver a letter to Iron (the “Offer Notice”) signed by such Selling Stockholders, setting forth: (A) the name of the third party or parties; (B) the prospective purchase price per share of the Restricted Shares; (C) all material terms and conditions contained in the offer of the third party or parties; and (D) such Selling Stockholders’ offer (irrevocable by its terms for 60 days following the date of the delivery of such Offer Notice (such 60-day period, the “Offer Period”)) to sell to the Iron all (but not less than all) of the Restricted Shares covered by the offer of the third party or parties, for a purchase price per share and on other terms and conditions not less favorable to Iron than those contained in the offer of the third party or parties (an “Offer”).

(ii)           Upon receipt of such Offer Notice, Iron shall have an option to purchase any or all of the Restricted Shares described in the Offer Notice at the purchase price and upon the terms and conditions specified in the Offer. If Iron desires to exercise the option set forth in the preceding sentence, it shall deliver a notice (an “Election Notice”) to the Selling Stockholders, at any time during the Offer Period, which Election Notice shall specify the number of Restricted Shares subject to the Offer to be acquired.

(iii)          If Iron delivers an Election Notice, then Iron shall be obligated to purchase, and, subject to Section 1(b)(iv) below, the Selling Stockholders shall be obligated to sell to Iron, the Restricted Shares described in such Election Notice at the purchase price per share and on other terms and conditions indicated in the Offer, except that the closing of such purchase and sale shall occur on a closing date selected by Iron; provided, however, that, such closing date shall be not less than 5 days nor more than 90 days following the date of the Election Notice.

(iv)          If Iron does not deliver an Election Notice to the Selling Stockholders within the Offer Period or the Election Notices delivered in the aggregate relate to less than all of the Restricted Shares subject to the Offer, then the Selling Stockholders may, during the period beginning on the 61st day following the receipt of the Offer Notice by Iron and ending on the 90th day following the receipt of the Offer Notice by Iron, sell to the third party or parties all (but not less than all) of the Restricted Shares covered by the Offer, for the purchase price and on the other terms and conditions contained in the Offer.

(v)           Iron shall be permitted to assign its rights (in whole or in part) to purchase any or all of the Restricted Shares in the Offer Notice to (A) the Company and/or any one or more Principal Stockholders and (B) the NY Life Investors and their Permitted Transferees or the Mezzanine Investors and their Permitted Transferees pursuant to Section 1(b)(vi).

(vi)            In the event that Iron exercises its right to purchase Restricted Shares described in the Offer Notice or has assigned such right to one or more Principal Stockholders (but not in the event of an assignment of such right to the Company), Iron shall offer the NY Life Investors, each of their respective Permitted Transferees, the Mezzanine Investors and each of their respective Permitted Transferees (each, a “Secondary Offeree”), provided that such Secondary Offeree is not a Selling Stockholder pursuant to such Offer, the right (on the same terms and conditions and utilizing the same procedures as apply to Iron’s rights under this Section 1(b) as if such provisions had been incorporated mutis mutandis herein) to purchase that portion of Restricted Shares specified in the Election Notice which equals the proportion that the number of Restricted Shares then held by such Secondary Offeree bears to the total number of Restricted Shares then held by the Secondary Offerees and the Principal Stockholders in the aggregate.

(c)           Notwithstanding the foregoing but subject to Section 1(d) below, nothing in this Section 1 shall prevent the Transfer of any Restricted Shares by any Stockholder to the Company or a Permitted Transferee. In addition, the provisions of this Section 1 shall not apply to any Transfer of Restricted Shares pursuant to a Piggyback Registration Right.

(d)           In addition to the restrictions set forth elsewhere in this Agreement, any Transfer of Restricted Shares by a Stockholder to a transferee (including a Permitted Transferee) shall be permitted only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement by executing a signature page in the form attached as Exhibit A hereto. Upon the execution of the signature page in the form attached as Exhibit A hereto, such transferee shall be deemed to be a Stockholder for all purposes of this Agreement having the same rights and obligations as were applicable to the Transferor, except as otherwise provided herein and except that, (A) in the case of a Transfer by the Management Stockholder to a Permitted Transferee, all provisions that relate to termination of employment of the Management Stockholder and the effects thereof shall continue to apply to the Management Stockholder with respect to any Restricted Shares not transferred by the Management Stockholder, (B) in the case of a Transfer in compliance with this Agreement by the Management Stockholder to a Person other than a Permitted Family Member or a trust for the benefit of Permitted Family Members, Sections 2 and 3 of this Agreement shall cease to apply to the Restricted Shares so transferred following such Transfer, but shall continue to apply to the Management Stockholder with respect to any Restricted Shares not transferred by the Management Stockholder, (C) in the case of a Transfer of Restricted Shares by Iron made in compliance with this Agreement, such transferees shall be considered Principal Stockholders (and not Iron) for purposes of this Agreement, provided, however, that if Iron so designates or if the transferee acquires all of the remaining Restricted Shares held by Iron, in each such case, such transferee or transferees shall be considered Iron for purposes of this Agreement and shall have the rights and obligations of Iron under this Agreement and (D) the rights to cause the Company to register Restricted Securities pursuant to a Demand Registration in accordance with Section 6 shall not be automatically transferred or assigned in connection with a Transfer of Restricted Shares, unless (i) such registration rights are expressly assigned (but only with all related obligations) by a Stockholder to a transferee, (ii) the Company is, within a reasonable time after such Transfer, notified of the amount of Restricted Securities with respect to which such registration rights are being assigned and (iii) the aggregate number of Demand Registrations entitled to be requested by Iron, New York Life and the Management Stockholder, as applicable, pursuant to Section 6(a)(i) shall not be increased as a result of such Transfer.

Section 2.               Company’s Rights to Repurchase Shares.

(a)           With respect to all Restricted Shares held by the Management Stockholder and his Permitted Transferees, during the period beginning on the date of the Management Stockholder’s Termination of Employment (as defined below) and ending on the nine month anniversary of the later of (A) the date of such Termination of Employment or (B) the date of the exercise of the CEO Option or any Vested Options (together, the “Stock Options”) held by the Management Stockholder as of the date of such Termination of Employment, the Company shall have the option to elect to repurchase Restricted Shares held by the Management Stockholder or his Permitted Transferees other than Rollover Shares (“Call Right”); provided, however, that, notwithstanding the foregoing, in no event shall the Company purchase any Restricted Shares pursuant to the Call Right prior to the day immediately following the six month anniversary of the date the Management Stockholder first purchased such Restricted Shares (whether pursuant to the exercise of Stock Options or otherwise). The Call Right may be exercised more than once, but must be exercised with respect to all (but not less than all) of the Restricted Shares outstanding on the date of any Call Notice (as defined below). The repurchase price payable by the Company upon exercise of the Call Right (“Call Repurchase Price”) shall be the Fair Market Value (as defined below) of the Restricted Shares subject to the Call Right on the date of the Call Notice; provided, however, that, notwithstanding the foregoing, in the event of the Management Stockholder’s Termination of Employment for Cause, or due to his resignation, the Call Repurchase Price shall be the lesser of (A) Fair Market Value and (B) the purchase price paid by such Management Stockholder for such Restricted Shares, if applicable. The Call Right shall be exercised by written notice (“Call Notice”) to the Management Stockholder given in accordance with Section 15(f) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company.

(b)           In addition, the Company shall have a Call Right effective immediately prior to any Change in Control that occurs following the date hereof at a price per share determined pursuant to Section 2(a).

(c)           The repurchase of Restricted Shares pursuant to the exercise of a Call Right shall take place on a date specified by the Company, but in no event following the later of (i) the 60th day following the date of the Call Notice or (ii) the 10th day following the receipt by the Company of all necessary governmental approvals. On such date, the Management Stockholder and his Permitted Transferees shall transfer the Restricted Shares subject to the Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Management Stockholder the Call Repurchase Price in cash. The

Management Stockholder shall use all commercially reasonable efforts to assist the Company in order to expedite all proceedings described in this Section 2.

Section 3.               Management Stockholders’ Rights to Sell Shares.

(a)           With respect to all Restricted Shares held by the Management Stockholder and his Permitted Transferees (other than (A) the Rollover Shares and (B) the Restricted Shares held by the Management Stockholder and his Permitted Transferees pursuant to the exercise of the CEO Option), during the period beginning on the date of the Management Stockholder’s Termination of Employment by the Company without Cause or due to death or Disability and ending on the nine month anniversary of the later of (i) the date of such Termination of Employment or (ii) the date of the exercise of any Vested Options held by the Management Stockholder as of the date of such Termination of Employment, the Management Stockholder (or his representative or estate, if applicable) shall have the right to elect to require the Company to repurchase, in a single transaction, no less than all of the Restricted Shares held by the Management Stockholder and his Permitted Transferees (other than (A) the Rollover Shares and (B) the Restricted Shares held by the Management Stockholder and his Permitted Transferees pursuant to the exercise of the CEO Option) (“Vested Option Put Right”); provided, however, that, notwithstanding the foregoing, in no event shall the Company purchase any Restricted Shares pursuant to the Vested Option Put Right prior to the day immediately following the six month anniversary of the date the Management Stockholder first purchased such Restricted Shares (whether pursuant to the exercise of Stock Options or otherwise).

(b)           With respect to all Restricted Shares held by the Management Stockholder and his Permitted Transferees purchased pursuant to the exercise of the CEO Option, during the period beginning on the later (such later date, the “CEO Option Put Date”) of (i) the date of the Management Stockholder’s Termination of Employment by the Company without Cause or due to death or Disability or (ii) the fifth anniversary of the date of this Agreement and ending on the nine month anniversary of the later of (x) the CEO Option Put Date or (y) the date of the exercise of that portion of the CEO Option held by the Management Stockholder as of the date of such Termination of Employment, the Management Stockholder (or his representative or estate, if applicable) shall have the right to require the Company to repurchase, in a single transaction, no less than all of the Restricted Shares held by the Management Stockholder and his Permitted Transferees pursuant to the exercise of the CEO Option (“CEO Option Put Right”, and together with the Vested Option Put Right, the “Put Right”); provided, however, that, notwithstanding the foregoing, in no event shall the Company purchase any Restricted Shares pursuant to the CEO Option Put Right prior to the day immediately following the six month anniversary of the date the Management Stockholder first purchased such Restricted Shares.

(c)           The repurchase price payable by the Company upon exercise of the Put Right (“Put Repurchase Price”) shall be the Fair Market Value of the Restricted Shares subject to the Put Right on the date of the Put Notice. The Put Right shall be exercised by written notice (“Put Notice”) to the Company given in accordance with Section 15(f) of this Agreement on or prior to the last date on which the Put Right may be exercised by the Management Stockholder.

(d)           Subject to Section 5 below, the repurchase of Restricted Shares pursuant to the exercise of a Put Right shall take place on a date specified by the Company, but (subject to

Section 5(b)) in no event following the later of the 60th day following the date of the Put Notice or the 10th day following the receipt by the Company of all necessary governmental approvals. On such date, the Management Stockholder and his Permitted Transferees shall transfer the Restricted Shares subject to the Put Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Management Stockholder the Put Repurchase Price. The Management Stockholder and the Company shall use their respective commercially reasonable efforts to expedite all proceedings described in this Section 3.

Section 4.               Involuntary Transfers.

(a)           In the case of any transfer of title or beneficial ownership of Restricted Shares upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Stockholder (each, an “Involuntary Transfer”), the Stockholder shall promptly (but in no event later than two days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the entity to whom the shares were transferred (the “Involuntary Transferee”), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

(b)           Upon the receipt of the Involuntary Transfer Notice, and for 60 days thereafter, the Company shall have the right to elect to repurchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Restricted Shares acquired by the Involuntary Transferee for a repurchase price equal to the Fair Market Value of such shares of Common Stock as of the date of the Involuntary Transfer (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 15(f) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company.

(c)           Subject to Section 5 below, the repurchase of Restricted Shares pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on a date specified by the Company, but in no event following the later of the 60th day following the date of the date of the Involuntary Transfer Repurchase Notice or the 10th day following the receipt by the Company of all necessary governmental approvals. On such date, the Involuntary Transferee shall transfer the Restricted Shares subject to the Involuntary Transfer Repurchase Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price. The Involuntary Transferee and the Stockholder from whom the Restricted Shares were transferred shall use all commercially reasonable efforts to assist the Company in order to expedite all proceedings described in this Section 4. If the Involuntary Transferee does not transfer the Restricted Shares to the Company as required, the Company will cancel such Restricted Shares and deposit the funds in a non-interest bearing account and make payment upon delivery.

Section 5.               Repurchase Limitation.

(a)           Notwithstanding anything to the contrary herein, except as otherwise provided by Section 5(c), the Company shall not be permitted to purchase any Restricted Shares held by any Stockholder or Involuntary Transferee upon exercise of the Put Right or the Involuntary Transfer Repurchase Right if the Board reasonably determines that:

(i)            the purchase of Restricted Shares would render the Company or its subsidiaries unable to meet their obligations in the ordinary course of business at any time during the one year period commencing on the date such purchase of Restricted Shares would otherwise be required taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company which are reasonably likely to be consummated or paid, as the case may be, within such one year period, including, without limitation, any proposed acquisition of any other entity by the Company or any of its subsidiaries which is reasonably likely to be consummated within such one year period;

(ii)           the Company is prohibited from purchasing the Restricted Shares by applicable law restricting the purchase by a corporation of its own shares;

(iii)          the purchase of Restricted Shares would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement, indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party (the “Financing Documents”) and the Company is not able to obtain the requisite consent of any of its lenders to the purchase of Restricted Shares or in the reasonable opinion of the Board, the purchase of the Restricted Shares would be detrimental in view of the financial condition (presented or projected) of the Company; or

(iv)          the purchase of Restricted Shares would be prohibited by the terms of the Company’s charter or bylaws; provided, however, that after the date of this Agreement, the Company shall not amend the Company’s charter or bylaws to explicitly prohibit the purchase of Restricted Shares hereunder; and provided, further, however, that this clause (iv) shall not be deemed to limit the issuance by the Company of Securities that by their terms limit the ability of the Company to redeem or repurchase its Securities.

The events described in (i) through (iv) above each constitute a “Repurchase Limitation.”

(b)           In the event of a Repurchase Limitation, the Company shall notify in writing the Management Stockholder or Involuntary Transferee who exercised the Put Right or with respect to whom the Involuntary Transfer Repurchase Right has been exercised (a “Limitation Notice”). The Limitation Notice shall specify the nature of the Repurchase Limitation. The Management Stockholder shall have ten days after delivery by the Management Stockholder of the Limitation Notice to withdraw the exercise of its Put Right. The Company shall thereafter repurchase the Restricted Shares described in an Involuntary Transfer Repurchase Notice or a Put Notice that is not withdrawn, in accordance with Section 5(c) and Section 5(d).

(c)           With respect to a Limitation Notice relating to the Company’s Involuntary Transfer Repurchase Right or a Put Right that is not withdrawn by the Management Stockholder pursuant to Section 5(b), the Company shall repurchase the Restricted Shares described in the Involuntary Transfer Repurchase Notice soon as reasonably practicable after all Repurchase Limitations cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Restricted Shares while any Repurchase Limitations continue to exist); provided, however that if some, but not all of the Restricted Shares to be repurchased, can be so repurchased without creating a Repurchase Limitation, then the Company shall consummate such repurchase to the fullest extent it is able without causing a Repurchase Limitation in accordance with the terms of this Agreement (without giving effect to this Section 5). In the event the Company suspends its obligations to repurchase the Restricted Shares pursuant to a Repurchase Limitation, (i) the Company shall provide written notice to the Management Stockholder or Involuntary Transferee as soon as practicable after all Repurchase Limitations cease to exist (the “Reinstatement Notice”); (ii) the Fair Market Value of the Restricted Shares subject to the Put Notice or Involuntary Transfer Repurchase Notice shall be equal to the greater of the Fair Market Value of the Restricted Shares as of the date of the date of the Involuntary Transfer Repurchase Notice, as the case may be, and the Fair Market Value determined as of the date the Reinstatement Notice is delivered to the Management Stockholder or the Involuntary Transferee, which Fair Market Value shall be used to determine the Repurchase Price or Involuntary Transfer Repurchase Price in the manner described above; and (iii) the repurchase shall occur on a date specified by the Company within 10 days following the determination of the Fair Market Value of the Restricted Shares to be repurchased as provided in clause (ii) above.

(d)           Notwithstanding anything in this Section 5 to the contrary, in the event of a Repurchase Limitation, then, in the sole discretion of the Board, the Company may purchase the Restricted Shares subject to the Put Right or Involuntary Transfer Repurchase Right, as applicable, and, in lieu of cash consideration, issue a promissory note to such Management Stockholder or Involuntary Transferee, as applicable, in the amount of the Put Repurchase Price or Involuntary Transfer Purchase Price, as applicable, the terms of which promissory note shall be acceptable to the Company’s senior lenders and shall not result in a breach or violation of any of the Financing Documents. The promissory note shall (i) bear simple interest at the prime rate as published in the Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made and (ii) have such other reasonable terms and conditions as may be determined by the Company. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

(e)           With respect to a Put Right that is subject to a Repurchase Limitation that has not been withdrawn by the Management Stockholder in accordance with Section 5(b), if the Company does not elect to repurchase the Restricted Shares pursuant to the provisions of Section 5(d) within twenty days following the date of receipt by the Management Stockholder of the Limitation Notice, then such Put Notice shall be deemed to be withdrawn for purposes of this Agreement.

Section 6.               Demand Registrations.

(a)           Number of Registrations.

(i)            Demand Rights. Commencing on the date that is six (6) months after the effective date of the IPO, holders of Restricted Securities shall be entitled to make a written request (a “Demand”) of the Company to register all or part of their Restricted Securities under the Securities Act (a “Demand Registration”) in an amount equal to at least (1)  with respect to any Stockholder, other than the Management Stockholder and its Permitted Transferees, $10 million of Restricted Securities or (2) with respect to the Management Stockholder and its Permitted Transferees, the lesser of (x) $10 million of Restricted Securities or (y) (A) in the case of the first Demand Registration initiated by the Management Stockholder, 50% of Restricted Securities then held, in the aggregate, by the Management Stockholder and its Permitted Transferees or (B) in the case of the second Demand Registration initiated by the Management Stockholder, 100% of Restricted Securities then held by the Management Stockholder and its Permitted Transferees, provided, however, that not more than an aggregate of:  (A) four (4) Demand Registrations initiated by one or more Principal Stockholders, (B) two (2) Demand Registrations initiated by one or more NY Life Investors, (C) two (2) Demand Registrations initiated by the Management Stockholder and (D) two (2) Demand Registrations initiated by one or more Mezzanine Investors, may be made pursuant to the rights granted by this Section 6(a)(i), provided, further, that the Company shall not be forced to effectuate (i) more than one (1) Demand Registration (pursuant to this Section 6(a)(i) or any other similar agreement) in any three hundred sixty (360) day period or (ii) a Demand Registration in the event that the Company is in the process of filing, or has filed, a registration statement for an Underwritten Offering pursuant to which the Company has delivered or will deliver a Piggy Back Notice, so long as (A) with respect to a Demand Registration that involves an Underwritten Public Offering, the Company files such registration statement pursuant to the Piggy Back Notice within one hundred twenty (120) days following the date the Demand Registration is requested and (B) with respect to a Demand Registration that does not involve an Underwritten Public Offering, the Company files such registration statement pursuant to the Piggy Back Notice within one hundred eighty (180) days following the date the Demand Registration is requested

(ii)           Selection of Underwriter. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Restricted Securities for resale by the Stockholders in the manner or manners designated by them, including, without limitation, pursuant to one or more underwritten offerings. The selection of investment bankers and managers, if any, shall be made by the Company, provided, however, that the investment bankers and managers so selected shall be reasonably satisfactory to the Initiating Stockholder. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities.

(b)           Registration. The Company shall file a registration statement with respect to each Demand Registration and use its commercially reasonable efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter. Before filing a registration statement or any prospectus naming the selling Stockholders, or any amendments or supplements thereto, the Company will furnish to counsel for the selling Stockholders copies of all documents proposed to be filed. Unless all of the Restricted Securities covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such Registration Statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the selling Stockholders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) (the “Demand Period”), and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of (1) such time as all of the Restricted Securities included in such registration have been sold or disposed of or withdrawn from sale by the selling Stockholders or (2) the expiration of their Demand Period; provided, however, that if the registration remains effective for a shorter period, such registration will count as a Demand Registration if the Initiating Stockholder has sold an aggregate of at least seventy percent (70%) of its Restricted Securities included in such registration. In addition, a request for registration shall not be deemed to constitute a Demand Registration if the registration has been declared effective by the Commission and afterwards:  (i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the selling Stockholders; (ii) the Company voluntarily takes any action that would result in the selling Stockholders not being able to sell such Restricted Securities covered thereby during the Demand Period; (iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or (iv) such Demand Registration does not involve an underwritten offering and the selling Stockholders determine not to proceed following any delay imposed hereunder by the Company pursuant to the immediately following sentence; provided, however, that prior to such a delay under clauses (iii) or (iv), the Initiating Stockholder has not sold more than seventy percent (70%) of the Restricted Securities included in such registration. Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the selling Stockholders not to sell any securities included in the Demand Registration, if the Board shall have determined in good faith (as evidenced by a certificate signed by an executive officer of the Company delivered to the selling Stockholders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a “Demand Suspension Period”), by providing the selling

Stockholders with written notice of such Demand Suspension Period. The Company shall use its commercially reasonable efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; provided, however, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; provided, further, that in no event shall the Demand Suspension Periods (A) with respect to a Demand Registration that involves an Underwritten Public Offering exceed one hundred twenty (120) days in any three hundred sixty (360) day period (including for these purposes any delay permitted by clause (ii) of the last proviso contained in Section 6(a)(i)) and (B) with respect to a Demand Registration that does not involve an Underwritten Public Offering exceed one hundred eighty (180) days in any three hundred sixty (360) day period (including for these purposes any delay permitted by clause (ii) of the last proviso contained in Section 6(a)(i)); and provided, further, that in the event that a Demand Suspension Period was instituted by the Company in order to prevent disclosure of non-public information, such Demand Suspension Period shall end upon the earlier to occur of (i) ten (10) days following the disclosure to the public by the Company of the relevant non-public information and (ii) the last day of the relevant periods described above.

The Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any selling Stockholder or any managing underwriter of Restricted Securities to which such Demand Registration relates, and the Company agrees to (i) furnish to the selling Stockholders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment as promptly as practicable prior to its being used and/or filed with the Commission and (ii) use commercially reasonable efforts to provide such supplement or amendment to the selling Stockholders (and any managing underwriter) within three business days prior to its being used and/or filed with the Commission.

(c)           Inclusion of Restricted Securities. Any written request for a Demand Registration shall specify the number of Restricted Securities requested to be registered and the intended methods of disposition thereof. Within ten (10) days after receipt of such Demand, the Company shall give written notice of such registration request to all holders of Restricted Securities which have not made the Demand, and the Company shall include in such registration all Restricted Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date on which such notice is given. Each such request shall also specify the aggregate number of Restricted Securities requested to be registered. The Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.

(d)           Priority on Demand Registrations. If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine in their good faith judgment and advise the company in writing that the aggregate number of (i) Restricted Securities of the selling Stockholders exercising their rights to participate in the Demand Registration on a demand basis pursuant to this Section 6 (or pursuant to any other similar agreement with the Company); (ii) shares of Common Stock of the Company; and (iii) shares of Common Stock of any other Persons entitled to participate in such Demand Registration, in each case proposed to be included in such registration statement, exceeds the maximum number of shares of Common Stock that can reasonably be expected to be sold within a price range acceptable to the Company and the selling Stockholders, then the number of shares to be included in such registration shall include (i) first, 100% of the Restricted Securities proposed to be sold by the Initiating Stockholder (together with all other additional holders of the Company’s securities (including the Stockholders) exercising their rights to participate in such Demand Registration pursuant to this Agreement or any other agreement), such amount to be allocated pro rata among all such holders based upon the number of issued and outstanding securities of the class to be registered that are owned by each applicable holder as of the date of the Demand, and (ii) second, 100% of the shares of Common Stock proposed to be sold by the Company. Any request for registration with respect to which such a market “cutback” with respect to such selling Stockholders occurs shall be deemed to constitute a Demand Registration for all purposes of this Section 6; provided, however, that if any such market “cutback” occurs with respect to a Demand Registration and the Initiating Stockholder is not able to sell at least seventy percent (70%) of the Restricted Securities which the Initiating Stockholder proposed to sell pursuant to such Demand Registration, then such request for registration will not count against the number of Demands to which the Initiating Stockholder is entitled pursuant to this Section 6.

(e)           Compliance. Notwithstanding any other provisions hereof, the Company agrees that (i) any registration statement filed in connection with a Demand Registration, and all amendments thereto, and any prospectus forming a part thereof, and all supplements thereto, will comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any registration statement filed in connection with a Demand Registration will not, and any amendments thereto will not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration will not, and all supplements to such prospectus will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

Section 7.               Piggyback Registration Rights.

(a)           Participation. Subject to Section 7(b), if at any time after the date hereof the Company has an Underwritten Offering, whether or not for its own account, then the Company shall give prompt notice (the “Piggyback Notice”) to the Stockholders and the Stockholders shall be entitled to include in such registration statement the Restricted Securities held by them. The Piggyback Notice shall offer the Stockholders the right, subject to Section 7(b) (the “Piggyback Registration Right”), to register such number of shares of Restricted Securities as each Stockholder may request and shall set forth (i) the anticipated filing date of such registration statement and (ii) the number of shares of Common Stock that is proposed to be included in such registration statement. Subject to Section 7(b), the Company shall include in such registration statement such shares of Restricted Securities for which it has received written requests to register such shares within 15 days after the Piggyback Notice has been given.

(b)           Underwriter’s Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 7 involves an Underwritten Offering (other than in the case of a Demand Registration requested by an Initiating Stockholder pursuant to Section 6, in which case the provisions with respect to priority of inclusion in such Underwritten Offering set forth in Section 6(d) shall apply) of any class of Restricted Securities and the managing underwriter or underwriters of such proposed Underwritten Offering are of the view that the total or kind of securities which the Company and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then such Underwritten Offering shall include (i) first, 100% of the securities the Company proposes to sell (unless the Company agrees to reduce the securities to be sold by the Company), and (ii) second, the amount of securities which all holders of securities of the Company (including the Stockholders) have requested to be included in such registration pursuant to this Agreement or any other similar agreement with the Company that the managing underwriter or underwriters believes can be sold without such adverse effect referred to above, such amount to be allocated pro rata among all such holders of securities of the Company based upon the number of issued and outstanding securities of the class to be registered that are owned by each applicable holder as of the date of the Piggyback Notice.

(c)           Company Control. The Company may decline to file a registration statement after giving the Piggyback Notice, or withdraw a registration statement after filing and after such Piggyback Notice, but prior to the effectiveness of the registration statement, provided that the Company shall promptly notify each Stockholder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by each such Stockholder or otherwise in connection with such withdrawn registration statement. Notwithstanding any other provision herein, except as set forth in Section 6(a)(ii), the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(d)           Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 7(d) shall be construed to create any additional rights regarding the piggyback registration of Restricted Securities in any Person otherwise than as set forth herein.

(e)           Expenses.

(i)            All expenses incident to the Company’s performance of or compliance with Section 6 and Section 7 of this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or qualifying the securities to be registered for trading on each system on which similar securities issued by the Company are from time to time qualified or on the NASD automated quotation system, provided, however, that each holder of shares of Common Stock shall pay all applicable underwriting fees, discounts and similar charges with respect to the Restricted Securities sold by such holder pursuant to such registration statement.

(ii)           In connection with each Demand Registration and each registration pursuant to this Section 7, in addition to the Company’s counsel, the Company shall reimburse the holders of Restricted Securities included in such registration for the reasonable fees and disbursements of one counsel (which counsel shall be selected by holders of a majority of the Restricted Securities included in the applicable registration) to represent all of the holders of Restricted Securities.

(f)            Termination of Registration Rights. No Stockholder shall be entitled to exercise any right provided in Section 6 or Section 7 after the earlier of (i) five (5) years following the date of an IPO, unless such Stockholder constitutes an Affiliate (as reasonably determined by the Company pursuant to Rule 144) of the Company, (ii) such time as Rule 144 (other than Rule 144(k)) or another similar exemption under the Securities Act is available for the sale of all such Stockholder’s Restricted Securities during a three (3) month period without registration and such Stockholder beneficially owns less than 1% of the Company’s outstanding shares of Common Stock or (iii) such time as Rule 144(k) or another similar exemption under the Securities Act is available for the sale of all of such Stockholder’s Restricted Securities.

Section 8.               Registration Procedures.

(a)           Obligations With Respect to Registration. If and whenever the Company is required to register any Restricted Securities under the Securities Act pursuant to this Agreement, the Company shall, as promptly as practicable:

(i)            furnish to each selling Stockholder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such selling Stockholder may reasonably request in order to facilitate the disposition of the Restricted Securities by such selling Stockholder;

(ii)           use its reasonable efforts to register or qualify such Restricted Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the selling Stockholders shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling Stockholders pursuant to such registration statement to consummate the disposition in such jurisdictions of the Restricted Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(iii)          use its reasonable efforts to cause such Restricted Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Stockholders thereof to consummate the disposition of such Restricted Securities;

(iv)          use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(v)           use its reasonable efforts to cause all such Restricted Securities to be listed on any securities exchange on which the Company Common Stock is then listed, if such Restricted Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Restricted Securities covered by such registration statement no later than the effective date of such registration statement;

(vi)          in the case of an Underwritten Offering, take such actions as (x) the Initiating Stockholder or (y) the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Securities;

(vii)         in the case of an Underwritten Offering, use its reasonable efforts to obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Initiating Stockholder shall reasonably request; and

(viii)        in the case of an Underwritten Offering, make available for inspection by representatives of the Initiating Stockholder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Initiating Stockholder or any such underwriter, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, corporate documents and properties of the Company, and cause all of the Company’s officers and accountants to supply all information reasonably requested by the Initiating Stockholder or any such underwriter, attorney, accountant or agent in connection with such registration statement as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that the foregoing shall not require the Company to provide access to (or copies of) any competitively sensitive information relating to the Company or its subsidiaries or their respective businesses; provided further, however that (i) the Initiating Stockholder and the underwriters and their respective counsel, accountants and other agents shall have entered into a confidentiality agreement reasonably acceptable to the Company and (ii) the Initiating Stockholder and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to the Company’s business and coordinate any such investigation of the books, records and properties of the Company and any discussions with the Company’s officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time; and provided, further that any information that is delivered to the Initiating Stockholder or the underwriters or their respective counsel, accountants and other agents shall be kept confidential unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to any such inspecting party, is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such inspecting party; without limiting the foregoing, no such information shall be used by any such inspecting party as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.

(b)           The Company may require each selling Stockholder of Restricted Securities as to which any registration is being effected to furnish the Company with such information regarding such selling Stockholder and pertinent to the disclosure requirements relating to the registration and the distribution of such Restricted Securities as the Company may from time to time reasonably request in writing.

(c)           Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 6 or 7, the Company hereby indemnifies and agrees to hold harmless, to the full extent permitted by law, the holders of any Restricted Securities covered by such registration statement, each affiliate of such holders and their respective general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, any form of prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such

Indemnified Party or the related holder of Restricted Securities for use therein (or, in the case of any preliminary, final or summary prospectus, form of prospectus or amendment or supplement thereto, necessary to make the statements made, in the light of the circumstances under which they were made, not misleading); provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information with respect to such Indemnified Party furnished in writing to the Company by such Indemnified Party for use in the preparation thereof; provided, further, that the Company shall not be liable to any Indemnified Party to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Indemnified Party or the related holder of Restricted Securities failed to send or deliver (if it had a duty to do so) a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related holder of Restricted Securities to the Person asserting the claim from which such losses, claims, damages or liabilities arise and (y) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission. For purposes of the last proviso to the immediately preceding sentence, the term “prospectus” shall not be deemed to include the documents incorporated by reference therein.

(d)           Indemnification by the Holders of Restricted Securities. In the event of any registration of any securities of the Company in which a holder of Restricted Securities is participating, such holder of Restricted Securities hereby indemnifies and agrees to hold harmless, to the full extent permitted by law, the Company and its affiliates, directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the affiliates, directors, officers, agents or employees of such controlling persons (collectively, the “Indemnified Company Parties”), from and against all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Company Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Company Party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary, final or summary prospectus contained therein, any form of prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary, final or summary prospectus, any form of prospectus or amendment or supplement thereto, necessary to make the statements made, in the light of the circumstances under which they were made, not misleading), to the extent, but only to the extent, that such untrue statement or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information furnished in writing by such holder of Restricted Securities to the Company for use in such registration statement, preliminary, final or summary prospectus, form of prospectus or any amendment or supplement thereto; provided, however, that such holder of Restricted Securities shall not be liable in any such case to the extent that the holder has furnished to the Company in writing within a reasonable period of time prior to the filing of any such registration statement, preliminary, final or summary prospectus, form of prospectus or amendment or supplement thereto information expressly for use in such registration statement, preliminary, final or summary prospectus, form of prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein. Notwithstanding the foregoing, no holder of Restricted Securities being registered pursuant to Sections 6 or 7 will be required to indemnify the Company for any amount in excess of the total price at which the Restricted Securities of such holder were sold to the public (less underwriting discounts and commissions, if any).

(e)           Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the “indemnifying parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties’ expense, the defense of any such Proceeding with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any such Proceeding and any substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (which consent shall not be unreasonably withheld or delayed). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

(f)            Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 8 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the actions which resulted in the indemnified losses, the relative benefits received by each party from the offering of the Company securities (taking into account the portion of the proceeds received by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this Section 8(f) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)           Non-Exclusivity. The indemnification obligations of the parties under Sections 8(b) through (f) shall be in addition to any liability which any party may otherwise have to any other party.

(h)           Rule 144. The Company covenants that following an IPO, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Restricted Securities, make publicly available such information), all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding anything contained in this Section 8(h), the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 9.               Bring-Along Rights.

(a)           If a Principal Stockholder at any time, or from time to time, proposes to Transfer Restricted Shares to one or more persons that are not Affiliates of the Principal Stockholders (a “Third Party Purchaser”), then such Principal Stockholder shall have the right (a “Bring-Along Right”), but not the obligation, to require each of the Other Stockholders, the Management Stockholder and each of their respective successors and assigns through Transfers permitted hereunder or otherwise (each a “Required Seller” and collectively, the “Required Sellers”) to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to Principal Stockholders, a number of Restricted Shares that, in the aggregate, equals the lesser of (A) the number derived by multiplying (1) the total number of Restricted Shares of such class owned by such Required Sellers; by (2) a fraction, the numerator of which is the total number of Restricted Shares of such class to be sold by Principal Stockholders in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding Restricted Shares held by Principal Stockholders; or (B) the number of Restricted Shares of such class as a Principal Stockholder shall designate in the Bring-Along Notice (as defined below). Notwithstanding the foregoing, the obligation of the Required Sellers with respect to the Bring-Along Rights are subject to the satisfaction of the following conditions:  (i) all holders of a class of securities receive the same consideration per share, and to the extent that any such holder is provided an election as to the form or type of consideration to be received, all holders of such class of security are provided the same election, (ii) none of the Required Sellers shall be required to make any representations or warranties with respect to the Principal Stockholders or any other Required Seller; provided, however, that this clause (ii) shall not be deemed to prohibit the Required Sellers from being responsible (through indemnification provisions or otherwise) for any representations, warranties and agreements made on behalf of the Company so long as the conditions contained in clauses (iv) and (v) below are satisfied, (iii) none of the Required Sellers shall be required to make any representations or warranties with respect to such Required Seller beyond its power and authority to sell the Restricted Securities owned by such Required Seller and its title to the Restricted Securities owned by such Required Seller, (iv) none of the Required Sellers shall have any indemnification obligation with respect to any class of securities sold in such transaction which is disproportionate with the indemnity obligations of Principal Stockholders, and (v) none of the Required Sellers shall have any indemnification obligation with the respect to any representations, warranties and agreements made on behalf of the Company in excess of the net proceeds received by such Required Seller in such transaction.

(b)           If a Principal Stockholder elects to exercise its Bring-Along Right under this Section 9 with respect to the Restricted Shares held by any of the Required Sellers, such Principal Stockholder shall notify such Required Sellers in writing (the “Bring-Along Notice”). Each Bring-Along Notice shall set forth: (i) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”); and (ii) the number of Restricted Shares that the Principal Stockholder elects such Required Sellers to sell in the Transfer. The Bring-Along Notice shall be given at least ten days before the closing of the proposed Transfer.

(c)           Upon the receipt of a Bring-Along Notice, the Required Sellers shall be obligated to sell the number of Restricted Shares and Stock Options set forth in its Bring-Along Notice on the Third Party Terms.

(d)           At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 9, the Third Party Purchaser(s) shall remit to the Principal Stockholders and the Required Sellers the consideration for the total sales price of the Restricted Shares held by the Principal Stockholders and the Required Sellers sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms (the “Holdback Amount”) (which Holdback Amount shall be allocated pro rata among the Principal Stockholders and the Required Sellers based on the number of Restricted Shares held by each).

Section 10.             Tag-Along Rights.

(a)           Except as otherwise provided by Section 10(d), if a Principal Stockholder at any time proposes to Transfer any Restricted Shares to a Third Party Purchaser (other than another Principal Stockholder), then each of the Other Stockholders, the Management Stockholder and each of their respective successors and assigns through Transfers made in compliance with the terms and conditions of this Agreement (each a “Tag-Along Offeree” and collectively, the “Tag-Along Offerees”) shall have the right (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from the Tag-Along Offerees, on the same terms and conditions as apply to Principal Stockholders, up to the number of Restricted Shares of such class equal to the number derived by multiplying (x) the total number of Restricted Shares of such class that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Restricted Shares of such class owned by such Tag-Along Offeree, and the denominator of which is the aggregate number of Restricted Shares of such class owned by the Principal Stockholders, the Tag-Along Offerees and any other stockholders with similar tag-along rights pursuant to other agreements with the Company. For the avoidance of doubt, it is intended that the Tag-Along Right always be exercised on a class by class basis, and the intent of this computation is to accord to each of the Tag-Along Offerees the right to sell the same percentage of its direct and indirect holdings of Restricted Shares of such class as a Principal Stockholder is entitled to sell in such transaction.

(b)           A Principal Stockholder shall notify the Tag-Along Offerees in writing in the event such Principal Stockholder proposes to make a Transfer or series of Transfers giving rise to a Tag-Along Right at least fifteen (15) business days prior to the date on which such Principal Stockholder expects to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of Restricted Shares which the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Tag-Along Offerees by delivery of a written notice to the Principal Stockholder (the “Tag-Along Notice”) within ten (10) business days following receipt of the Sale Notice from such Principal Stockholder. The Tag-Along Notice shall state the number of Restricted Shares that such Tag-Along Offeree proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Shares from the Tag-Along Offerees on the same terms and conditions as specified in the Sale Notice, then such Principal Stockholder shall not be permitted to sell any Restricted Shares to the proposed Third Party Purchaser unless such

Principal Stockholder purchases from any Tag-Along Offerees such specified number of Restricted Shares on the same terms and conditions as specified in such Sale Notice.

(c)           At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 9, the Third Party Purchaser shall remit to the Principal Stockholders and any Tag-Along Offeree that has exercised its Tag-Along Rights the consideration for the total sales price of the Restricted Shares held by the Principal Stockholders and such Tag-Along Offeree sold pursuant to the terms herein minus any Holdback Amount (which Holdback Amount shall be allocated pro rata among the Principal Stockholders and the Tag Along Offerees based on the number of Restricted Shares held by each), against delivery of certificates for the Restricted Shares, duly endorsed for Transfer, and the compliance by such Tag-Along Offeree with any other conditions to closing generally applicable to Principal Stockholders.

(d)           In the event of a Transfer subject to Section 9, the provisions of Section 9, and not those of this Section 10, shall control with respect to Restricted Shares subject to the exercise by Iron of a Bring-Along Right, and this Section 10 shall only apply to that number of Restricted Shares that are entitled to be included in a Tag-Along Notice and that are not subject to a Bring-Along Notice (if any).

Section 11.             Cooperation.

(a)           In the event of (i) the exercise by Iron of a Bring-Along Right pursuant to Section 9 or (ii) the exercise by the Tag-Along Offerees of a Tag-Along Right pursuant to Section 10, each of the Other Stockholders and the Management Stockholder shall, to the extent permitted by applicable law, consent to and not take any affirmative action to prevent the transaction, and if the transaction is structured as a sale of stock, each of the Other Stockholders and the Management Stockholder shall take all actions that the Board reasonably deems necessary or desirable in connection with the consummation of the transaction. Without limiting the generality of the foregoing, each of the Other Stockholders and the Management Stockholder agrees, to the extent permitted by applicable law, to (A) consent to and not to take any affirmative action to prevent the transaction; (B) execute any stock purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Third Party Terms and any ancillary agreement (including, without limitation, a stockholders agreement, investor rights agreement or similar agreement) with respect thereto so long as the Principal Stockholders are also required to do so; (C) vote the Restricted Shares held by it or him in favor of the transaction; and (D) refrain from the exercise of dissenters’ appraisal rights with respect to the transaction. Notwithstanding the foregoing, (i) this Section 11 shall not be deemed to require the consent of the Other Stockholders or the Management Stockholder, or any other action by the Other Stockholders or the Management Stockholder, to the extent such consent or other action by the Other Stockholders or the Management Stockholder adversely affect such Other Stockholder or the Management Stockholder in a manner that is different from its effect on the Principal Stockholders, (ii)  none of the Other Stockholders or the Management Stockholder, as the case may be, shall be required to make any representations or warranties with respect to the Principal Stockholders or any other Stockholder; provided, however, that this clause (ii) shall not be deemed to prohibit the Other Stockholders or the Management Stockholder from being responsible (through indemnification provisions or otherwise) for any representations, warranties and agreements made on behalf of the Company so long as the conditions contained in clauses (iv) and (v) below are satisfied, (iii) none of the Other Stockholders and the Management Stockholder shall be required to make any representations or warranties with respect to such Stockholder beyond its power and authority to sell the Restricted Securities owned by such Stockholder and its title to the Restricted Securities owned by such Stockholder, (iv) none of the Other Stockholders and the Management Stockholder shall have any indemnification obligation with respect to any class of securities sold in such transaction which is disproportionate with the indemnity obligations of Principal Stockholders, and (v) none of the Other Stockholders and the Management Stockholder shall have any indemnification obligation with the respect to any representations, warranties and agreements made on behalf of the Company in excess of the net proceeds received by such Stockholder in such transaction. For the avoidance of doubt, the granting of rights to persons pursuant to any ancillary agreement described above that are not Parties hereto immediately prior to such grant (x) to provide such parties with rights that are superior to the rights of the Other Stockholders and the Management Stockholder hereunder and/or (y) to provide such additional persons with rights that would result in a change in the rights of the Principal Stockholders which (when taken together with related changes) results in an impairment on the ability of the Principal Stockholders to control the Company or its successor, in each such case, shall not be deemed for purposes of this Section 11(a) to adversely affect the Stockholders in a manner that is different from its effect on the Principal Stockholders.

(b)           If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Stockholder that is not an accredited investor (as defined in Rule 501 of the Securities Act) shall, if requested by the Company, appoint a purchaser representative (as defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Stockholder appoints another purchaser representative, the Stockholder shall be responsible for the fees of the purchaser representative so appointed.

(c)           Each Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells Restricted Shares (based upon the net proceeds received by such Stockholder in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.

Section 12.             Board of Directors; Basic Financial Information and Reporting.

(a)           Each Stockholder agrees to cast all votes in respect of Restricted Shares held by such Stockholder entitled to vote for the election of the Board whether at any annual or special meeting, by written consent or otherwise, as follows:

(i)            Number of Directors. Each such Stockholder will vote to fix the number of members of the Board at 4 or as may be agreed to by Stockholders holding at least a majority of the Restricted Shares.

(ii)           Election of Directors. Each Stockholder will vote to elect as members of the Board any designee or designees selected by Iron.

(iii)          Removal of Directors. None of the directors designated by Iron pursuant to Section 12(a)(ii) may be removed without the consent of Iron.

(b)           Special Observation Rights. For so long as each NY Life Investor and its Permitted Transferees beneficially own, in the aggregate, at least 20% of the Restricted Shares held by such NY Life Investor on the date immediately following the date of this Agreement, the Company covenants and agrees that an observer (which observer is either an employee, officer or partner of a NY Life Investor or any of its Permitted Transferees or its general partner) designated by each NY Life Investor and each of its Permitted Transferees (each, an “Observer”) may be present at all meetings of the Board or any committees thereof, including any telephonic meetings, and that the Company will give the Observers notice of such meetings, by telecopy or by such other means as such notices are delivered to the members of the Board, not later than the earlier of (a) the same time notice is provided or delivered to the Board and (b) 24 hours prior to the time of such proposed meeting; provided, however, that the Observers may be excluded from any meeting or portion thereof if the Company reasonably believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or in the event the Board intends to discuss or vote upon any matter in which a NY Life Investor has a material business or financial interest (other than by reason of interest as a holder of Restricted Shares). Board materials that are sent to the directors in their capacity as such, whether or not in connection with a meeting of the Board, including copies of all minutes, consents, correspondence and other material shall be sent to the Observers simultaneously by the Company by means reasonably designed to insure timely receipt by such Observers; provided, however, that the Company may exclude from the materials sent to the Observers any materials relating directly and substantially to any matter in which a NY Life Investor has a material business or financial interest (other than by reason of interest as a holder of Restricted Shares) or any materials that the Company reasonably believes, upon the written advice of counsel, should be excluded to preserve the attorney-client privilege or to protect highly confidential proprietary information. Each NY Life Investor and its Permitted Transferees shall have the right to designate an alternate to attend and observe any meeting on behalf of the Observer designated by each of them, provided that such alternate is either an employee, officer or partner of such NY Life Investor or any of its Permitted Transferees or its general partner and such alternate shall be entitled to participate in the same manner as the Observers set forth above. The Company shall reimburse one Observer designated pursuant to this Section 12(b) for its reasonable expenses incurred in attending meetings of the Board and all committees thereof. Notwithstanding anything in this Agreement to the contrary, in no event shall the NY Life Investors and their Permitted Transferees have the right to appoint more than four (4) Observers, in the aggregate, at any one time, pursuant to this Section 12(b).

(c)           Basic Financial Information and Reporting.

(i)            For so long as any Stockholder and its Permitted Transferees beneficially own, in the aggregate, at least 20% of the Restricted Shares held by such Stockholder on the date immediately following the date of this Agreement, the Company will furnish such Stockholder (A) as soon as practicable after the end of each fiscal month, and in any event within 30 days thereafter, monthly unaudited consolidated financial statements; (B) as soon as practicable after the end of each of the first three fiscal quarters for each year, and in any event within 45 days thereafter, a quarterly unaudited consolidated financial statement balance sheet of the Company and its subsidiaries as of the end of the fiscal quarter and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal quarter; and (C) as soon as practicable after the end of each fiscal year, and in any event within one hundred and twenty (120) days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year certified by an independent public accounting firm. In addition, for so long as any Stockholder beneficially owns at least 20% of the Restricted Shares held by such Stockholder on the date immediately following the date of this Agreement, the Company will provide such Stockholder with (A) a copy of its annual budget when it is provided to the Board and (B) a copy of any other financial information required to be provided to any lender pursuant any Financing Documents or required to be filed with the Commission.

(ii)           For so long as the Management Stockholder beneficially owns any Common Stock, whether or not JC Mas is employed by the Company, the Company shall provide its unaudited quarterly financial statements and audited financial statements described in Section 12(c)(i) above to the Management Stockholder upon its request. The Management Stockholder hereby acknowledges and agrees that it will not discuss or disclose any financial statements provided to him pursuant to this Section 12(c)(ii) with anyone for any reason at any time, without the prior written consent of the Board, except as may be required by applicable law or legal process.

Section 13.             Preemptive Rights. Subject to the terms and conditions specified in this Section 13, the Company hereby grants to each Stockholder (and their respective successors and assigns resulting from Transfers that are made in compliance with the terms of this Agreement) a right to participate in future issuances by the Company of its Securities (as defined below). Each time the Company proposes in the future to issue any shares of, or securities convertible into or exercisable for any shares of, any of its capital stock (the “Securities”) to one or more of the Company’s Affiliates, the Company shall give each Stockholder an opportunity to purchase or subscribe for its pro rata share of the newly issued Securities in accordance with this Section 13.

(a)           Participation Notice. At least twenty (20) days prior to the proposed date of issuance of the Securities, the Company shall deliver a notice by certified mail (“Participation Notice”) to each Stockholder stating (i) its bona fide intention to issue Securities, (ii) the number and type of Securities to be issued, and (iii) the price and terms (including, without limitation, any requirement to purchase additional securities of the Company or participate in a financing transaction in order to purchase or subscribe for the Securities to be issued), if any, upon which it proposes to issue such Securities.

(b)           Offer Periods; Terms of Sale. At any time prior to the close of business on the seventh day after its receipt of delivery of the Participation Notice, each Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Participation Notice, up to that portion of such Securities (the “Pre-emptive Percentage”) specified in the Participation Notice (if any) which equals the proportion that the number of shares of Common Stock, issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Stockholder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The purchase or subscription by the Stockholders pursuant to this Section 13 shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional Securities whose purchases or subscriptions give rise to the preemptive rights described in this Section 13, which price and other terms and conditions shall be as stated in the relevant Participation Notice.

(c)           Expiration of Offer Periods. The Company may, during the 180-day period following the receipt of the Participation Notice by each of the Stockholders, issue the remaining unsubscribed portion of the Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Participation Notice. If the Company does not enter into an agreement for the sale of the Securities within such period, or if such sale is not consummated by the earlier to occur of (A) the 90th day after the execution of an agreement for the sale of the Securities and (B) the 180th day following the receipt of the Participation Notice by each of the Stockholders, the right provided under this Section 13 shall be deemed to be revived and such Securities shall not be issued unless first reoffered to the Stockholders in accordance with this Section 13.

(d)           Exceptions. The preemptive rights set forth in this Section 13 shall not be applicable to:

(i)            the issuance or sale of Securities to employees (and their affiliated entities), consultants or directors of the Company or any of its subsidiaries pursuant to a stock option plan, restricted stock plan, stock purchase plan or any other equity incentive plan, arrangement or agreement;

(ii)           the issuance of Common Stock upon the exercise or conversion of any convertible or exercisable Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 13;

(iii)          the issuance of Securities to the public pursuant to an Underwritten Offering (including an IPO);

(iv)          the issuance of Securities as consideration for (A) any business combination or acquisition transaction involving the Company or any of its subsidiaries or (B) any joint venture or strategic partnership;

(v)           the issuance of Securities in exchange for debt securities;

(vi)          the issuance of Securities in connection with the Recapitalization Agreement;

(vii)         the issuance of Securities to lenders, bond purchasers or other financial institutions in connection with a financing transaction involving the Company or any of its subsidiaries; and

(viii)        the issuance of Securities pursuant to a stock split, stock dividend, combination, reorganization, recapitalization or similar event.

(e)           Post-Issuance Notice. Notwithstanding the requirements of this Section 13, the Company may proceed with any issuance of Securities prior to having complied with the provisions of Section 13; provided that the Company shall:

(i)            provide to each Stockholder who would have been eligible to participate in such issuance of Securities pursuant to this Section 13 (x) with prompt notice of such issuance and (y) the Participation Notice described in Section 13(a);

(ii)           offer to issue to each Stockholder such number of Securities of the type specified in the Participation Notice as may be requested by such Stockholder (not in any event to exceed the Pre-emptive Percentage that such Stockholder would have been entitled to pursuant to Section 13 multiplied by the sum of the (x) aggregate number of Securities issued pursuant to this Section 13 with respect to such issuance and (y) the aggregate number of Securities issued or to be issued pursuant to this Section 13(e) with respect to such issuance of Securities); and

(iii)          keep such offer open for a period of twenty (20) days, during which period, each such Stockholder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such Securities (not in any event to exceed the Pre-emptive Percentage that such Stockholder would have been entitled to pursuant to Section 13 multiplied by the sum of the (x) aggregate number of Securities issued pursuant to this Section 13 with respect to such issuance and (y) the aggregate number of Securities issued pursuant to this Section 13(e) with respect to such issuance of Securities).

Section 14.             Termination. This Agreement shall terminate on the earlier to occur of:

(a)           The date the Company consummates an IPO, provided, that (i) Sections 6, 7, 8(a) and 8(h) shall survive the termination of this Agreement pursuant to this Section 14(a) for so long as any Restricted Securities are outstanding and (ii) Sections 8(b) through (f) shall survive termination of this Agreement pursuant to this Section 14(a) for three years following the last date upon which any Restricted Securities are outstanding; or

(b)           The complete liquidation of the Company or an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets.

Section 15.             Miscellaneous.

(a)           Legends. Each certificate representing the Restricted Shares shall bear the following legends (or legends with substantially similar effect):

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS NEFF CORP. (THE “COMPANY”) RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF JUNE 3, 2005, BY AND AMONG THE COMPANY AND THE OTHER PARTIES NAMED THEREIN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)           Successors and Assigns. Subject to Section 1, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors and assigns and shall also apply to any Restricted Shares acquired by any Stockholder after the date hereof.

(c)           Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party’s rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

(e)           Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f)            Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices delivered by such Party, provided that notices of a change of address shall be effective only upon receipt thereof).

(i)            If to the Company at:

Neff Corp.

3750 N.W. 87th Avenue

Suite 400

Miami, Florida 33178

Attention:  Chief Executive Officer

Fax: (305) 513-4155

with copies to Iron at the address set forth below and:

Latham & Watkins LLP

885 Third Avenue

New York, New York

Attention: Robert Kennedy

Fax: (212) 751-4864

(ii)           If to Iron at:

Iron Merger Partnership

c/o Odyssey Investment Partners, LLC
21550 Oxnard Street, Suite 570
Woodland Hills, CA 91367

Fax: (818) 737-1101

Attention: William F. Hopkins

with a copy to Latham & Watkins LLP, at the address set forth above.

(iii)          If to any NY Life Investor at:

New York Life Capital Partners II, L.P.

c/o NYLCAP Manager LLC

51 Madison Avenue

New York, New York 10010

Attention:  James Barker and Paul Roberts

Room 3009

Fax:  (212) 576-5591

with copies to:

Arnold & Porter LLP

399 Park Avenue

New York NY 10022-4690

Attention: Christine D. Rogers

Fax: (212) 715-1399

(iv)          If to any of DLJ Investment Partners II, L.P., DLJ Investment Partners, L.P. or DLJIP II Holdings, L.P. at:

c/o DLJ Investment Partners II, Inc.

11 Madison Avenue
New York, NY 10010

Fax: (212) 448-3415

Attention: Charles Harper

with a copy to:

Cahill Gordon Reindel LLP

80 Pine Street

New York, NY 10005

Fax: (212) 269-5420

Attention:  John Schuster

(v)           If to any of TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III or TCW/Crescent Mezzanine Partners III Netherlands, L.P. at:

c/o TCW/Crescent Mezzanine Management III, L.L.C.
11100 Santa Monica Blvd
Suite 2000
Los Angeles, CA 90025
Fax: (310) 235-5967
Attention: Tyrone Chang

with a copy to Cahill Gordon Reindel LLP, at the address set forth above.

(vi)          If to the Management Stockholder, to the address set forth on the Management Stockholder’s signature page hereto.

(g)           Recapitalization, Exchange, Etc. Affecting the Company’s Stock. The Company may effect, and nothing in this Agreement shall prevent the Company from effecting, any recapitalization, corporate reorganization, “corporate inversion” involving the creation of one or more holding companies and/or holding company subsidiaries, or similar transaction. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the other shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets, business combination or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(h)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i)            Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j)            Amendment. This Agreement may be amended, modified, extended, supplemented or terminated and the provisions hereof may be waived by resolution of the Board; provided that the amendment, modification, extension, supplement, termination or waiver has been approved by the Principal Stockholders; provided, further, that no amendment, modification, extension, supplement, termination or waiver may be made which adversely affects any particular Stockholder in a manner that is different from its effect on the other Stockholders or the Principal Stockholders, without the consent of such Stockholder so adversely treated. At any time hereafter, additional Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto. For the avoidance of doubt, in connection with any merger, consolidation, sale of assets or business combination involving the Company or an equity investment in the Company, any amendment, modification, extension, supplement, termination or waiver of this Agreement to add an additional Stockholder as a party to this Agreement and (i) to provide such additional Stockholder with rights that are superior to the rights of the Other Stockholders and the Management Stockholder, so long as the existing rights of such Stockholders under this Agreement are not altered, in any material respect, and/or (ii) to provide such additional Stockholder with rights that would result in a change in the rights of the Principal Stockholders which (when taken together with related changes) results in an impairment on the ability of the Principal Stockholders to control the Company or its successor, in each such case, shall not be deemed for purposes of this Section 15(j) to either (x) adversely affect any particular Stockholder in a manner that is different from its effect on the other Stockholders or (y) adversely affect the Stockholders in a manner that is different from its effect on the Principal Stockholders.

(k)           Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Shares.

(l)            No Employment Rights. Nothing contained in this Agreement (i) obligates the Company or any Affiliate of the Company to employ the Management Stockholder in any capacity whatsoever; or (ii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of the Management Stockholder at any time or for any reason whatsoever and the Management Stockholder hereby acknowledges and agrees that, except as may otherwise be set forth in any written agreement between the Company and such Management Stockholder, neither the Company nor any other person has made any representations or promises whatsoever to such Management Stockholder concerning his employment or continued employment by the Company or any Affiliate of the Company.

(m)          Offsets. The Company shall be permitted to offset and reduce from any amounts payable to a Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Stockholder.

(n)           Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

(o)           Actions to Effectuate Agreement. Each Stockholder agrees to take all actions within its power (including voting Restricted Shares) to give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the Certificate of Incorporation or Bylaws of the Company, on the other hand, the provisions of this Agreement shall control, and each Stockholder shall vote its Restricted Shares in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws of the Company that may be necessary in order to bring the Certificate of Incorporation and Bylaws of the Company into conformity with the provisions of this Agreement. The vote of any Stockholder in violation of the provisions of this Agreement shall be void and shall be ignored by the Company. Subject to Section 11, in connection therewith, each Stockholder by signing this Agreement grants an irrevocable proxy of perpetual duration with full power of substitution to Iron for purposes of voting all Restricted Shares subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to the provisions of this Agreement, but not to amend this Agreement, it being acknowledged that such proxy is coupled with an interest under this Agreement.

(p)           Lock-up Period. If the Company proposes to register shares of any class of Restricted Shares under the Securities Act pursuant to a primary Underwritten Offering, each Stockholder hereby agrees that, if so requested by any representative of the underwriters (the “Managing Underwriter”), such Stockholder shall not Transfer (except for Transfers pursuant to Sections 6, 7, 9 or 10) any Restricted Shares of the class to be registered for such period as shall be determined by the Managing Underwriter, which period shall not last more than 180 days following the consummation of an Initial Public Offering (or 90 days following the consummation of any other Underwritten Offering that registers Restricted Shares); provided, that the Transfer restrictions described in this Section 15(p) shall only apply to the extent that the Principal Stockholders are subject to similar Transfer restrictions in connection with such offering, in each case to the extent such Principal Stockholder holds Restricted Shares to be registered as of the date of the consummation of such offering.

Section 16.             Defined Terms.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)           “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act; provided, that, in no event shall the Company, any of its subsidiaries or any Stockholder be considered an “Affiliate” of the Principal Stockholders.

(b)           “Agreement” shall have the meaning set forth in the preamble.

(c)           “Board” shall mean the board of directors of the Company.

(d)           “Bring-Along Notice” shall have the meaning set forth in Section 9(b).

(e)           “Bring-Along Right” shall have the meaning set forth in Section 9(a).

(f)            “Call Notice” shall have the meaning set forth in Section 2(a).

(g)           “Call Repurchase Right” shall have the meaning set forth in Section 2(a).

(h)           “Call Right” shall have the meaning set forth in Section 2(a).

(i)            “Cause” shall have the meaning set forth in the Employment Agreement.

(j)            “CEO Option” shall have the meaning set forth in the recitals.

(k)           “CEO Option Put Date” shall have the meaning set forth in Section 3(b).

(l)            “CEO Option Put Right” shall have the meaning set forth in Section 3(b).

(m)          “Change in Control” shall have the meaning set forth in the Employment Agreement.

(n)           “Commission” shall mean the United States Securities and Exchange Commission.

(o)           “Common Stock” shall have the meaning set forth in the recitals.

(p)           “Company” shall have the meaning set forth in the preamble.

(q)           “Demand” shall have the meaning set forth in Section 6(a)(i).

(r)            “Demand Period” shall have the meaning set forth in Section 6(b).

(s)           “Demand Registration” shall have the meaning set forth in Section 6(a)(i).

(t)            “Demand Suspension Period” shall have the meaning set forth in Section 6(b).

(u)           “Disability” shall have the meaning set forth in the Employment Agreement.

(v)           “Election Notice” shall have the meaning set forth in Section 1(b)(ii).

(w)          “Employment Agreement” shall mean that certain Employment Agreement by and between Merger Sub and JC Mas, dated as of April 6, 2005.

(x)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y)           The “Fair Market Value” of Restricted Shares, as of any date of determination, shall be determined by the Board as follows:

(i)            If the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock to be repurchased shall be valued at the average of the closing prices of a share of Common Stock on the principal exchange on which the shares are then trading for the period of ten consecutive trading days ending on the most recent trading day preceding such date of determination;

(ii)           If the Common Stock is not traded on a National Securities Exchange but is quoted on Nasdaq or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock to be repurchased shall be valued at the average of the mean between the closing representative bid and asked prices for a share of Common Stock for the period of ten consecutive trading days ending on the most recent trading day preceding such date of determination as reported by Nasdaq or such successor quotation system; or

(iii)          If the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on Nasdaq or a successor quotation system, the Fair Market Value of the Common Stock shall be determined in good faith by the Board in its sole discretion, with reference to the most recent valuation of the Common Stock requested by the Board and performed by an independent valuation consultant or appraiser of nationally recognized standing (which may be the Company’s independent accounting firm) selected by the Board in consultation with the Company’s Chief Executive Officer, which valuation shall be performed at least annually, and with such adjustment to the appraisal by said independent valuation consultant or appraiser to the date of the exercise of the Call Right, Put Right or Involuntary Transfer Repurchase Right, as applicable, as the Board, acting in good faith, in its sole discretion deems appropriate.

(z)            “Financing Documents” shall have the meaning set forth in Section 5(a)(iii).

(aa)         “Holdback Amount” shall have the meaning set forth in Section 9(d).

(bb)         “IPO” shall mean the first underwritten public offering of Common Stock pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.

(cc)         “Indemnified Company Parties”  shall have the meaning set forth in Section 8(d).

(dd)         “Indemnified Parties”  shall have the meaning set forth in Section 8(c).

(ee)         “indemnified party”  shall have the meaning set forth in Section 8(e).

(ff)           “Initiating Stockholder” shall mean the Stockholder or Stockholders that initiate a Demand Registration.

(gg)         “Involuntary Transfer” shall have the meaning set forth in Section 4(a).

(hh)         “Involuntary Transferee” shall have the meaning set forth in Section 4(a).

(ii)           “Involuntary Transfer Notice” shall have the meaning set forth in Section 4(a).

(jj)           “Involuntary Transfer Repurchase Notice” shall have the meaning set forth in Section 4(b).

(kk)         “Involuntary Transfer Repurchase Price” shall have the meaning set forth in Section 4(b).

(ll)           “Involuntary Transfer Repurchase Right” shall have the meaning set forth in Section 4(b).

(mm)       “Iron” shall have the meaning set forth in the preamble.

(nn)         “JC Mas” shall have the meaning set forth in the preamble.

(oo)         “JC Mas Holdings” shall have the meaning set forth in the preamble.

(pp)         “Limitation Notice” shall have the meaning set forth in Section 5(b).

(qq)         “Management Stockholder”  shall have the meaning set forth in the preamble.

(rr)           “Managing Underwriter” shall have the meaning set forth in Section 15(p).

(ss)         “Merger” shall have the meaning set forth in the recitals.

(tt)           “Merger Sub” shall have the meaning set forth in the recitals.

(uu)         “Merger Sub Common Stock” shall have the meaning set forth in the recitals.

(vv)         “Mezzanine Investors”  shall have the meaning set forth in the recitals.

(ww)       “NY Life Capital Partners” shall have the meaning set forth in the preamble.

(xx)          “NY Life Investor” shall have the meaning set forth in the preamble.

(yy)         “New Life Mezzanine Partners” shall have the meaning set forth in the preamble.

(zz)          “NYLIM” shall have the meaning set forth in the preamble.

(aaa)       “Observer” shall have the meaning set forth in Section 12(b).

(bbb)      “Offer” shall have the meaning set forth in Section 1(b)(i).

(ccc)       “Offer Notice” shall have the meaning set forth in Section 1(b)(i).

(ddd)      “Offer Period” shall have the meaning set forth in Section 1(b)(i).

(eee)       “Other Stockholders” shall have the meaning set forth in the preamble.

(fff)         “Participation Notice” shall have the meaning set forth in Section 13(a).

(ggg)      “Party” shall have the meaning set forth in the preamble.

(hhh)      “Permitted Family Members” shall have the meaning set forth in the definition of “Permitted Transferee”.

(iii)          “Permitted Transferee” with respect to any Stockholder, shall mean any person or entity that is (a) an Affiliate of such Stockholder or (b) in the case of the Management Stockholder only, (i) any member of the Management Stockholder’s immediate family (the “Permitted Family Members”), (ii) trusts or other entities established for the benefit of Permitted Family Members and (iii) upon the Management Stockholder’s death, the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries; provided that, in the case of subclauses (i) and (ii), the Management Stockholder retains the sole and exclusive right to vote or dispose of any Restricted Shares transferred to the Permitted Family Member or a trust for the benefit of Permitted Family Members.

(jjj)          “Piggyback Notice” shall have the meaning set forth in Section 7(a).

(kkk)       “Piggyback Registration Right” shall have the meaning set forth in Section 7(a).

(lll)          “Pre-emptive Percentage” shall have the meaning set forth in Section 13(b).

(mmm)    “Principal Stockholders” shall mean (i) Iron, (ii) any general or limited partner or member of Iron (an “Iron Partner”), (iii) any corporation, partnership, limited liability company or other entity that is an Affiliate of Iron or any Iron Partner (including without limitation any applicable coinvest vehicle established following the date hereof) (collectively, the “Iron Affiliates”), (iv) any managing director, member, general partner, director, limited partner, officer or employee of (A) Iron, (B) any Iron Partner or (C) any Iron Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (iv) (collectively, the “Iron Associates”), (v) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only Iron Stockholders, Iron Partners, Iron Affiliates, Iron Associates, their spouses or their lineal descendants; and (vi) a voting trustee for Iron or one or more Iron Affiliates, Iron Partners or Iron Associates; provided that in no event shall the Company or any subsidiary be considered an Iron Partner, Iron Affiliate, or Iron Associate and provided, further, that an underwriter or other similar intermediary engaged by the Company in an offering of the Company’s debt or equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.

(nnn)      “Proceeding”  shall have the meaning set forth in Section 8(e).

(ooo)      “Put Notice” shall have the meaning set forth in Section 3(c).

(ppp)      “Put Repurchase Price” shall have the meaning set forth in Section 3(c).

(qqq)      “Put Right” shall have the meaning set forth in Section 3(b).

(rrr)         “Recapitalization Agreement” shall have the meaning set forth in the Recitals.

(sss)       “Registration Expenses”  shall have the meaning Section 7(e)(i).

(ttt)         “Reinstatement Notice” shall have the meaning set forth in Section 5(c).

(uuu)      “Repurchase Limitation” shall have the meaning set forth in Section 5(a).

(vvv)      “Required Sellers” shall have the meaning set forth in Section 9(a).

(www)    “Restricted Securities” shall mean all Restricted Shares; provided, however, that any Restricted Securities shall cease to be Restricted Securities when (A) a registration statement with respect to the sale of such Restricted Securities has been declared effective under the Securities Act and such Restricted Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Restricted Securities are distributed pursuant to Rule 144 (or any similar provision then in force)

under the Securities Act or (C) such Restricted Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Restricted Securities shall not thereafter become Restricted Securities and any security that is issued or distributed in respect of securities that have ceased to be Restricted Securities is not a Restricted Security.

(xxx)        “Restricted Shares” shall have the meaning set forth in the recitals.

(yyy)      “Rollover Shares” shall have the meaning set forth in the recitals.

(zzz)        “Sale Notice” shall have the meaning set forth in Section 10(b).

(aaaa)     “Secondary Offeree” shall have the meaning set forth in Section 1(b)(vi).

(bbbb)    “Securities” shall have the meaning set forth in Section 13.

(cccc)     “Securities Act” shall have the meaning set forth in Section 1(a).

(dddd)    “Selling Stockholders” shall have the meaning set forth in Section 1(b)(i).

(eeee)     “Stockholder” or “Stockholders” shall have the meanings set forth in the preamble.

(ffff)        “Stock Option Plan” shall have the meaning set forth in the recitals.

(gggg)    “Stock Options” shall have the meaning set forth in Section 2(a).

(hhhh)    “Subscription Agreement” shall have the meaning set forth in the recitals.

(iiii)         “Tag-Along Notice” shall have the meaning set forth in Section 10(b).

(jjjj)         “Tag-Along Offerees” shall have the meaning set forth in Section 10(a).

(kkkk)     “Tag-Along Right” shall have the meaning set forth in Section 9(a).

(llll)         “Termination of Employment” shall mean the time when the employee-employer relationship between the Management Stockholder and the Company or one of its subsidiaries is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, Disability, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its subsidiaries. The committee appointed to administer the Stock Option Plan (the “Committee”) or the Board shall determine the effect of all matters and questions relating to Termination of

Employment, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Employment.

(mmmm) “Third Party Purchaser” shall have the meaning set forth in Section 9(a).

(nnnn)    “Third Party Terms” shall have the meaning set forth in Section 9(b).

(oooo)    “Transfer” shall have the meaning set forth in Section 1(a).

(pppp)    “Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public pursuant to an effective registration statement filed by the Company with the Commission (other than on Form S-4 or S-8 or successors to each form) under the Securities Act.

(qqqq)    “Vested Option Put Right” shall have the meaning set forth Section 3(a).

(rrrr)        “Vested Options” shall have the meaning set forth in the recitals.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

NEFF CORP.

By:
Name:
Title:

IRON MERGER PARTNERSHIP

By:	ODYSSEY INVESTMENT PARTNERS
FUND III, LP, Partner

By:	ODYSSEY INVESTMENT PARTNERS, LLC,
its manager

By:
Name:
Title:

By:	ODYSSEY INVESTMENT PARTNERS, LLC,
Partner

By:
Name:
Title:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By:	NYLCAP MANAGER LLC, its Investment
Manager

By:
Name:
Title:

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS, LP

By: NYLIM Mezzanine GenPar LP, its General
Partner

By: NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:
Name: Kevin A. Smith
Title: Authorized Signatory

NYLIM MEZZANINE PARTNERS PARALLEL
FUND, LP

By: NYLIM Mezzanine GenPar LP, its General
Partner

By: NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:
Name: Kevin A. Smith
Title: Authorized Signatory

JUAN CARLOS MAS

JUAN CARLOS MAS HOLDINGS I, L.P.

By:
Name:
Title:

Residence Address:

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ INVESTMENT PARTNERS II, INC.,
as its managing general partner

By:
Name:
Title:

DLJ INVESTMENT PARTNERS II, L.P.

By:	DLJ INVESTMENT PARTNERS II, INC.,
as its managing general partner

By:
Name:
Title:

DLJIP II HOLDINGS, L.P.

By:	DLJ INVESTMENT PARTNERS II, INC.,
as its general partner

By:
Name:
Title:

TCW/CRESCENT MEZZANINE PARTNERS III,
L.P.
TCW/ CRESCENT MEZZANINE TRUST III
TCW/ CRESCENT MEZZANINE PARTNERS III
NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III, L.L.C., its Investment Manager

By:	TCW Asset Management Company, its Sub- Advisor

By:
Name:
Title:

EXHIBIT A

FORM

OF

SIGNATURE PAGE

TO THE
STOCKHOLDERS AGREEMENT OF NEFF CORP.

By execution of this signature page,                   hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement of Neff Corp. dated as of June 3, 2005 by and among Neff Corp., Iron Merger Partnership, New York Life Capital Partners II, L.P., Juan Carlos Mas, Juan Carlos Mas Holdings I, L.P., and certain other parties named therein, as amended from time to time thereafter.

[Name of Stockholder]

Address:

Accepted:

NEFF CORP.

By:
Name:
Title: